Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

17-17

Contacts:	Derrick Jensen, CFO	Media - Deborah Buks and Molly LeCronier
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2017 THIRD QUARTER RESULTS

Record Electric Power, Oil and Gas and Consolidated Revenues

Record Twelve Month and Total Backlog

Diluted EPS From Continuing Operations Attributable to Common Stock of $0.56

Income Tax Benefit Favorably Impacted Quarter by $0.03

Non-GAAP Adjusted Diluted EPS From Continuing Operations Attributable to Common Stock of $0.63

HOUSTON – Nov. 2, 2017 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended September 30, 2017. Revenues in the third quarter of 2017 were $2.61 billion, compared to revenues of $2.04 billion in the third quarter of 2016, and net income from continuing operations attributable to common stock was $89.3 million in the third quarter of 2017, or $0.56 per diluted share, compared to net income from continuing operations attributable to common stock of $73.1 million, or $0.47 per diluted share, in the third quarter of 2016. Adjusted diluted earnings per share from continuing operations attributable to common stock (a non-GAAP measure) was $0.63 for the third quarter of 2017 compared to $0.55 for the third quarter of 2016.

“We achieved record quarterly revenues, record backlog and solid adjusted earnings per share growth as compared to the third quarter of last year. More importantly, we believe there is opportunity to achieve higher levels of record backlog and are confident that Quanta is well positioned for revenues and earnings growth in 2018,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “We have executed well and made solid progress on operational initiatives this year and remain committed to increasing stockholder value. Our base business is growing and we have increasing visibility into and confidence in larger electric power and pipeline projects moving forward in 2018.

“In addition, we have a large number of employees located throughout the Gulf Coast, some of whom experienced significant property damage as a result of Hurricanes Harvey and Irma. To assist the impacted employees, we created the Quanta Cares employee relief fund, which raised nearly $1.3 million. We say that Quanta is a family, and the way our employees helped others in need exemplifies the Quanta culture.”

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An item positively affecting the quarter was a tax benefit of $5.5 million, or $0.03 per diluted share from continuing operations attributable to common stock, associated with the release of tax contingencies upon expiration of certain statute of limitations periods. Negatively impacting the quarter was acquisition and integration costs of $4.3 million ($2.9 million net of tax), or $0.02 per diluted share from continuing operations attributable to common stock, primarily associated with the acquisition of Stronghold Ltd. and Stronghold Specialty Ltd. on July 20, 2017.

RECENT HIGHLIGHTS

•	Atlantic Coast Pipeline Project Included in Backlog - Quanta included its portion of work associated with the previously awarded Atlantic Coast Pipeline project into third quarter backlog due to the project’s significant positive progress with FERC and other regulatory approvals. The Atlantic Coast Pipeline is a proposed 600-mile natural gas pipeline planned to run from Harris County, W. VA to Robeson County, N.C. Completion of the project is expected in the second half of 2019.

•	Secured More Than $200 Million of Communications Work - Subsequent to the third quarter of 2017, Quanta secured more than $200 million of new contracts for several major North American communications companies, with the majority of the work to be performed in the United States. Quanta’s scope of work on these projects includes fiber-to-the-home deployments, fiber backhaul and long-haul fiber installations. The projects are expected to be performed over the next few years.

•	Selected for Australia’s First Hybrid Wind-Solar-Battery Power Plant - In October 2017, Quanta Solar Australia (Quanta Solar) was selected to provide engineering, procurement and construction (EPC) services for Australia’s first large-scale hybrid wind-solar-battery power plant in North Queensland, Australia. Quanta Solar’s scope of work includes EPC services for the solar arrays, battery, connection points, civil work, wind turbine foundations and all electrical balance of plant infrastructure. Quanta expects to begin construction of the project in early 2018, and completion is expected in the later part of 2018.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Revenues in the first nine months of 2017 were $6.99 billion, compared to revenues of $5.55 billion in the first nine months of 2016, and net income from continuing operations attributable to common stock was $201.4 million in the first nine months of 2017, or $1.28 per diluted share, compared to net income from continuing operations attributable to common stock of $110.2 million, or $0.70 per diluted share, in the first nine months of 2016. Adjusted diluted earnings per share from continuing operations attributable to common stock (a non-GAAP measure) was $1.52 for the first nine months of 2017 compared to $0.96 for the first nine months of 2016.

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Both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock for the nine months ended September 30, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with certain litigation that was resolved in the first quarter of 2017. Additionally, both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock for the nine months ended September 30, 2017 were impacted by a $2.4 million ($1.7 million net of tax), or $0.01 per share, charitable contribution made in connection with the formation and funding of a non-profit line school and a $1.9 million charge ($1.2 million net of tax), or $0.01 per share, associated with the planned sale of a construction barge in order to record the asset to its estimated fair market value.

Quanta completed three acquisitions during the first nine months of 2017 and five acquisitions during the full-year of 2016. Therefore, Quanta’s results for the three and nine months ended September 30, 2017 include these acquisitions since the dates of acquisition and are compared to the historical results for the three and nine months ended September 30, 2016.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog that the company is executing on and the opportunities that are expected to materialize during 2017. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Quanta expects 2017 revenues to range between $9.25 billion and $9.35 billion. Quanta expects diluted earnings per share from continuing operations attributable to common stock for the full-year 2017 to be $1.58 to $1.68 and adjusted diluted earnings per share from continuing operations attributable to common stock (a non-GAAP measure) for the full-year 2017 to be $1.90 to $2.00. See the attached table for a reconciliation of estimated adjusted diluted earnings per share from continuing operations attributable to common stock to estimated GAAP diluted earnings per share from continuing operations attributable to common stock for the full-year 2017.

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NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other non-GAAP to GAAP measures not included in the tables attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on November 2, 2017, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter 2017 Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com/ to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 9, 2017 by dialing 1-877-660-6853 and referencing the conference ID 13672394. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the “Investors & Media” section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share attributable to common stock, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; backlog; the potential benefits from acquisitions, including Stronghold, or investments; the expected financial and operational performance of acquired businesses; future capital allocation initiatives; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; the current economic and regulatory conditions and trends in the industries Quanta serves; and possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets; quarterly variations in operating results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which Quanta bids or is otherwise discussing with customers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the failure of existing or potential legislative actions to result in demand for Quanta’s services; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities, and the possibility of further increases in the liability associated with Quanta’s withdrawal from a multiemployer pension plan; unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims asserted against Quanta, liabilities for claims that are self-insured or uninsured; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, as well as compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from an acquired business and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities and other adverse effects arising from occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; fluctuations of prices of certain materials used in Quanta’s business; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased healthcare costs arising from healthcare reform legislation and other governmental action; regulatory changes that result in increased labor costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, Quanta’s Quarterly Report on Form 10-Q for the quarters ended Mar. 31, 2017 and June 30, 2017 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$2,609,307	$2,042,186	$6,987,851	$5,548,353
Cost of services (including depreciation)	2,258,676	1,739,604	6,068,867	4,842,241

Gross profit	350,631	302,582	918,984	706,112
Selling, general and administrative expenses	201,224	164,325	571,656	479,456
Amortization of intangible assets	8,979	8,094	22,035	23,730

Operating income	140,428	130,163	325,293	202,926
Interest expense	(6,058)	(3,726)	(14,294)	(10,898)
Interest income	196	874	647	2,031
Other income (expense), net	(2,371)	752	(3,814)	(270)

Income from continuing operations before income taxes	132,195	128,063	307,832	193,789
Provision for income taxes	42,346	54,516	105,183	82,654

Net income from continuing operations	89,849	73,547	202,649	111,135
Net income from discontinued operations	—	605	—	605

Net income	89,849	74,152	202,649	111,740
Less: Net income attributable to non-controlling interests	536	410	1,232	940

Net income attributable to common stock	$89,313	$73,742	$201,417	$110,800

Amounts attributable to common stock:
Net income from continuing operations	$89,313	$73,137	$201,417	$110,195
Net income from discontinued operations	—	605	—	605

Net income attributable to common stock	$89,313	$73,742	$201,417	$110,800

Basic earnings per share attributable to common stock:
Continuing operations	$0.57	$0.47	$1.29	$0.70
Discontinued operations	—	0.01	—	—

Net income attributable to common stock	$0.57	$0.48	$1.29	$0.70

Weighted average basic shares outstanding	157,484	155,024	155,796	158,090

Diluted earnings per share attributable to common stock:
Continuing operations	$0.56	$0.47	$1.28	$0.70
Discontinued operations	—	0.01	—	—

Net income attributable to common stock	$0.56	$0.48	$1.28	$0.70

Weighted average diluted shares outstanding	158,620	155,024	156,793	158,090

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$91,532	$112,183
Accounts receivable, net	1,980,245	1,500,115
Costs and estimated earnings in excess of billings on uncompleted contracts	642,776	473,308
Inventories	86,391	88,548
Prepaid expenses and other current assets	147,295	114,591

Total current assets	2,948,239	2,288,745
PROPERTY AND EQUIPMENT, net	1,256,458	1,174,094
OTHER ASSETS, net	223,486	101,028
OTHER INTANGIBLE ASSETS, net	275,018	187,023
GOODWILL	1,937,045	1,603,169

Total assets	$6,640,246	$5,354,059

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$2,804	$7,563
Accounts payable and accrued expenses	1,214,745	922,819
Billings in excess of costs and estimated earnings on uncompleted contracts	374,943	274,846

Total current liabilities	1,592,492	1,205,228
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	760,208	353,562
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	557,315	452,567

Total liabilities	2,910,015	2,011,357

TOTAL STOCKHOLDERS’ EQUITY	3,727,530	3,339,427
NON-CONTROLLING INTERESTS	2,701	3,275

TOTAL EQUITY	3,730,231	3,342,702

Total liabilities and equity	$6,640,246	$5,354,059

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
Revenues:
Electric Power Infrastructure Services	$1,504,752	57.7%	$1,222,432	59.9%	$4,024,983	57.6%	$3,568,521	64.3%
Oil and Gas Infrastructure Services	1,104,555	42.3	819,754	40.1	2,962,868	42.4	1,979,832	35.7

Consolidated revenues	$2,609,307	100.0%	$2,042,186	100.0%	$6,987,851	100.0%	$5,548,353	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$150,054	10.0%	$118,998	9.7%	$362,769	9.0%	$282,256	7.9%
Oil and Gas Infrastructure Services (b)	58,508	5.3	65,661	8.0	165,076	5.6	83,401	4.2
Corporate and Non-Allocated Costs (c)	(68,134)	N/A	(54,496)	N/A	(202,552)	N/A	(162,731)	N/A

Consolidated operating income	$140,428	5.4%	$130,163	6.4%	$325,293	4.7%	$202,926	3.7%

(a)	Included in the three and nine months ended September 30, 2016 were $3.0 million and $54.8 million of losses related to a power plant construction project in Alaska.
(b)	Included in the nine months ended September 30, 2017 was a $1.9 million charge to expense associated with the planned sale of a construction barge. Included in the nine months ended September 30, 2016 were approximately $2 million in severance and restructuring costs.
(c)	Included in the three and nine months ended September 30, 2017 were $4.3 million and $9.0 million of acquisition and integration costs, while the three and nine months ended September 30, 2016 included $1.0 million and $3.1 million of similar costs. Also included in the nine months ended September 30, 2017 was $4.2 million associated with the litigation involving the non-compete agreement entered into in connection with Quanta’s disposition of certain communications construction operations to Dycom Industries in December 2012, which was resolved in the first quarter of 2017 and a $2.4 million charitable contribution made in connection with the formation of a non-profit line school.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in our industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts and master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following table presents Quanta’s total backlog by reportable segment as of September 30, 2017, December 31, 2016 and September 30, 2016, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	September 30, 2017		December 31, 2016		September 30, 2016
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$3,907.2	$6,641.4	$3,369.3	$6,657.5	$3,363.2	$6,519.6
Oil and Gas Infrastructure Services	2,283.4	3,904.9	2,484.0	3,092.3	2,402.3	3,323.3

Total	$6,190.6	$10,546.3	$5,853.3	$9,749.8	$5,765.5	$9,842.9

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Three and Nine Months Ended September 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations attributable to common stock, when used in connection with diluted earnings per share from continuing operations attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income from continuing operations attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) income tax contingency releases vary period to period depending on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; and (v) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items. Because adjusted diluted earnings per share from continuing operations attributable to common stock, as defined, excludes some, but not all, items that affect net income from continuing operations attributable to common stock, adjusted diluted earnings per share from continuing operations attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income from continuing operations attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section. See table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Diluted Earnings Per Share From Continuing Operations

Attributable to Common Stock

For the Three and Nine Months Ended September 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of adjusted net income from continuing operations attributable to common stock:
Net income from continuing operations attributable to common stock (GAAP as reported)	$89,313	$73,137	$201,417	$110,195
Adjustments:
Severance and restructuring charges (a)	—	—	—	6,352
Acquisition and integration costs	4,299	970	9,044	3,053
Impact of income tax contingency release (b)	(5,470)	—	(5,470)	—
Income tax impact of adjustments (c)	(1,387)	(257)	(3,120)	(3,092)

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	86,755	73,850	201,871	116,508
Non-cash stock-based compensation	10,929	9,746	34,352	31,259
Amortization of intangible assets	8,979	8,094	22,035	23,730
Income tax impact of non-cash adjustments (c)	(7,300)	(6,229)	(20,647)	(19,845)

Adjusted net income from continuing operations attributable to common stock	$99,363	$85,461	$237,611	$151,652

Weighted average shares:
Weighted average shares outstanding for basic earnings per share attributable to common stock	157,484	155,024	155,796	158,090

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	158,620	155,024	156,793	158,090

Diluted earnings per share from continuing operations attributable to common stock and adjusted diluted earnings per share from continuing operations attributable to common stock:
Diluted earnings per share from continuing operations attributable to common stock (d)	$0.56	$0.47	$1.28	$0.70

Adjusted diluted earnings per share from continuing operations attributable to common stock (d)	$0.63	$0.55	$1.52	$0.96

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries

Notes to Reconciliation of Non-GAAP Financial Measure

Adjusted Diluted Earnings Per Share From Continuing Operations

Attributable to Common Stock

For the Three and Nine Months Ended September 30, 2017 and 2016

(In thousands, except per share information)
(Unaudited)

(a)	The amount for the nine months ended September 30, 2016 reflects the elimination of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.
(b)	The amount for the three and nine months ended September 30, 2017 reflects the release of tax contingencies upon expiration of certain tax statute of limitations periods during the third quarter of 2017.
(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.
(d)	Both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock for the nine months ended September 30, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with the Dycom Industries litigation, which was resolved in the first quarter of 2017. Additionally, both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock for the nine months ended September 30, 2017 were impacted by a $2.4 million ($1.7 million net of tax), or $0.01 per share, charitable contribution made in connection with the formation and funding of a non-profit line school and a $1.9 million charge ($1.2 million net of tax), or $0.01 per share, associated with the planned sale of a construction barge in order to record the asset to its estimated fair market value. For the three months ended September 30, 2016, both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock were impacted by $3.0 million ($1.8 million net of tax), or $0.01 per share, of losses related to a power plant construction project in Alaska. For the nine months ended September 30, 2016, both diluted and adjusted diluted earnings per share from continuing operations attributable to common stock were impacted by $54.8 million ($33.4 million net of tax), or $0.21 per share, of losses related to the same power plant construction project.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Estimated Adjusted Diluted Earnings Per Share From Continuing Operations

Attributable to Common Stock

For the Full Year 2017

(In thousands, except per share information)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations attributable to common stock, when used in connection with diluted earnings per share from continuing operations attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income from continuing operations attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period, (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; and (iii) income tax contingency releases vary period to period depending on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because adjusted diluted earnings per share from continuing operations attributable to common stock, as defined, excludes some, but not all, items that affect net income from continuing operations attributable to common stock, adjusted diluted earnings per share from continuing operations attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income from continuing operations attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on Quanta’s website at www.quantaservices.com in the “Investors & Media” section.

	Estimated Range
	Full Year Ending
	December 31, 2017
Reconciliation of estimated adjusted net income from continuing operations attributable to common stock:
Net income from continuing operations attributable to common stock (as defined by GAAP)	$248,500	$264,500
Acquisition and integration costs	9,500	9,500
Impact of income tax contingency release (a)	(5,470)	(5,470)
Income tax impact of adjustments (b)	(3,400)	(3,400)

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	249,130	265,130
Non-cash stock-based compensation	45,500	45,500
Amortization of intangible assets	32,200	32,200
Income tax impact of non-cash adjustments (b)	(28,500)	(28,500)

Estimated adjusted net income from continuing operations attributable to common stock	$298,330	$314,330

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share from continuing operations attributable to common stock	157,400	157,400

Estimated diluted earnings per share from continuing operations attributable to common stock and estimated adjusted diluted earnings per share from continuing operations attributable to common stock:
Estimated diluted earnings per share from continuing operations attributable to common stock	$1.58	$1.68

Estimated adjusted diluted earnings per share from continuing operations attributable to common stock	$1.90	$2.00

(a)	The amounts reflect the release of tax contingencies upon expiration of certain tax statute of limitations periods during the third quarter of 2017.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.

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